SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): January 24, 2001


                                  DOMINIX, INC.
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                                             13-4127624
   --------                          ---------          ----------
(State or Other Jurisdiction of     (Commission        (I.R.S. Employer
Incorporation or Organization)       File Number)       ID Number)

142 West 36th Street, New York City, New York                 10018
---------------------------------------------                 -----
(Address of Principal Executive Offices)                    (Zip Code)

(212) 268-5600
Registrant's telephone number, including area code:



(Former Name or Former Address if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountants.

                  (a) On January 24, 2001, Registrant dismissed Simon Krowitz Bolin & Associates, P.A. ("SKBAPA") as its independent accountants. This action was approved by Registrant's Board of Directors. During its tenure, SKBAPA did not issue a report on Registrant's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

                  During the period of its engagement, there were no disagreements between Registrant and SKBAPA on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of SKBAPA, would have caused it to make reference to the subject matter of the disagreement in connection with its opinion.

                  The disclosure contained herein has been submitted to SKBAPA for its review and for it to have an opportunity to comment on the disclosure.

                  (b) On January 24, 2001 Registrant engaged Grassi & Co., CPAs, P.C. ("Grassi") as its independent accountant for the fiscal year ending December 31, 2000. Prior to the engagement, Registrant did not consult with Grassi regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Registrant's financial statements.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 25, 2001
                                    DOMINIX, INC.



                                By:/s/Enrique J. Abreu
                                    Enrique J. Abreu
                                    Chief Executive Officer